SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 23, 2012

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 8 – Other Events.

Item 8.01 – Other Events.

On January 23, 2012 we entered into a License Agreement with The Wistar Institute in Philadelphia, PA through which we obtained an exclusive license to use technology related to a gene called SP100.  Wistar Institute researchers have demonstrated pivotal roles for this gene in both cancer and stem cell biology.  Scientists at our subsidiaries OncoCyte Corporation and ReCyte Therapeutics, Inc. plan to apply this technology in the development of innovative medical products for cancer and vascular diseases. In conjunction with the License Agreement, we have also agreed to fund research at The Wistar Institute to advance the technology, and we will receive certain rights to negotiate additional licenses for any technologies invented as a result of the research.

The Wistar Institute will be entitled to receive an initial license fee, annual license maintenance fees, royalties based on the sale of any products we or our subsidiaries may develop and sell using the licensed technology, sublicense fees if we sublicense the technology to third parties, and a milestone payment upon the attainment of the initial approval of the United States Food and Drug Administration or other foreign regulatory agency for the marketing of the first product that utilizes the licensed technology.

The licensed technology was invented at The Wistar Institute and described in an article published in 2010 in the journal Cancer Research.  In the article, Wistar Institute scientists reported that when the SP100 gene is active, it has the potential to suppress the malignancy of tumor cells. In addition, they found that when the gene is artificially inactivated in normal human cells, it has the potential to revert the cells to an embryonic stem cell-like state.

Human embryonic stem (hES) cells are cells at very early stages of development and are capable of differentiating into all the cell types of the body.  Moreover, hES cells possess the potential to replicate in tissue culture without limit. When normal cells in the body transform into cancer cells, they often acquire certain features resembling those of hES cells, including the ability to replicate without limit.  However, in cancer cells, this replicative feature is typically uncontrolled.  The SP100 technology that BioTime has licensed from The Wistar Institute relates to the use of SP100 to both “turn off” the cancerous characteristics of cells as well as to make cells from the body competent for reprogramming back into a stem cell state for use in regenerative medicine.

Cells that have been reprogrammed to a hES-like state are commonly referred to as induced pluripotent stem (iPS) cells and may have the capability like a hES cell to generate all cell types of the body. iPS cells hold great promise as a means to produce specific mature cell types similar or identical to that of a patient’s own genetic background. This may permit the repair or replacement of a patient’s damaged tissues and organs without the risk of transplant rejection.

Section 9 – Financial Statements and Exhibits.

Item 9.01 – Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated January 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	January 24, 2012	By: /s/ Michael D. West
Chief Executive Officer

Exhibit Number	Description
99.1	Press release dated January 24, 2012

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